UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2019

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry Into a Material Definitive Agreement.

The information related to the Lease Agreement (as defined below) discussed under Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 8.01. Other Events.

Blackstone Real Estate Income Trust Acquires the Bellagio Real Estate for $4.25 Billion

As previously disclosed in its Current Report on Form 8-K filed on October 15, 2019, Blackstone Real Estate Income Trust, Inc. (the “Company”) entered into an agreement to acquire the real estate assets of The Bellagio Las Vegas (the “Bellagio”) from MGM Resorts International (“MGM”). On November 15, 2019, the Company completed the acquisition of the Bellagio from MGM for an aggregate price of approximately $4.25 billion, excluding closing costs, in a 95%/5% Company-led joint venture with MGM.

The acquisition of the Bellagio was funded through a combination of cash on hand (which primarily consisted of proceeds from the Company’s ongoing public offering) and a new $3.01 billion fixed-rate mortgage with a 10-year term.

The acquisition was part of a sale-leaseback transaction whereby the Company entered into a triple-net lease agreement (the “Lease Agreement”) for the Bellagio with MGM as the tenant, providing that MGM is generally responsible for all property-related expenses, including taxes, insurance and maintenance. The lease has an initial annual rent of $245 million with an initial term of 30 years with two 10-year extension options for MGM. For 2018, MGM reported earnings before interest, taxes, depreciation and amortization for the Bellagio in an amount that is nearly double the initial annual rent under the Lease Agreement. The Lease Agreement provides that the rent will escalate annually throughout the term of the lease at a rate of 2% per annum for the first ten years and thereafter equal to the greater of (i) 2% and (ii) the increase in the consumer price index during the prior year, subject to a cap of 3% during the 11th through 20th years and subject to a cap of 4% after the 20th year. The lease benefits from a full corporate guarantee of rent payments by MGM, a New York Stock Exchange-listed company with a market capitalization of approximately $16 billion as of November 15, 2019 that owns and operates integrated casino, hotel, and entertainment resorts across the United States and in Macau.

A press release announcing the closing of the Company’s acquisition of the Bellagio is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit.

Exhibit No.	Description
99.1	Press Release dated November 18, 2019.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Certain information contained in this Current Report on Form 8-K constitutes “forward-looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology or the negatives thereof. These may include the Company’s financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, and statements regarding future performance. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. The Company believes such factors include the accuracy of financial or operating information reported or provided by MGM and whether such past operations will be an accurate predictor of future operations and whether MGM will maintain its current market value and whether such market value will be an accurate predictor of the value of MGM’s corporate guarantee of the Bellagio lease. The Company believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in its prospectus and its annual report for the most recent fiscal year, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or the Company’s prospectus and other filings). Except as otherwise required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.
Date: November 18, 2019
	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer, Chief Compliance Officer and Secretary